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                                                                    EXHIBIT 21.1



                              TRIPATH IMAGING, INC.

                              LIST OF SUBSIDIARIES



NAME OF SUBSIDIARY                   STATE OR JURISDICTION OF INCORPORATION OR
                                     ORGANIZATION
------------------                   ------------------------------------------
TriPath Oncology, Inc.               Delaware
AutoCyte  NC, LLC                    North Carolina
AutoCyte Australia Pty Ltd           Australia
Cell Analysis Systems, Inc.          Illinois
TriPath Imaging Europe bvba          Belgium